EXHIBIT 99.1

LHC Group Reports Increase of 13.0% in Third Quarter Earnings Per Diluted Share, 18.5% in Adjusted Earnings Per Diluted Share

Revenue Grows 18.2%

Increases 2017 Guidance

LAFAYETTE, La., Nov. 06, 2017 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG) announced its financial results for the three months and nine months ended September 30, 2017.

Financial Results for the Third Quarter of 2017 Compared with Third Quarter of 2016

  Net service revenue increased 18.2% to $272.9 million compared with $230.8 million.
  Net income attributable to LHC Group’s common stockholders was $10.9 million, up 13.5% from $9.6 million, while earnings per diluted share attributable to LHC Group’s common stockholders increased 13.0% to $0.61 per diluted share from $0.54.
  Adjusted net income attributable to LHC Group’s common stockholders, which excludes expenses related to the CHRISTUS joint venture transaction and one agency closure in Oklahoma, was $11.5 million, up 19.8% from $9.6 million, or $0.64 per diluted share.
  Total organic growth in home health admissions was 6.2%.
  Total organic revenue growth in home health was 10.3%.

Operational Highlights

  LHC Group quality and patient satisfaction results continued to set the pace for the home health industry in the most recent CMS Star ratings for the sixth consecutive quarter, while exceeding the national average with 96% of its locations having four stars or greater. HomeCare Elite also recently named more than 70% of LHC Group home care locations among the nation’s best, up from over 60% last year.
  Excluding the LifePoint joint venture, LHC Group acquired 35 home health, hospice or community-based locations and six long-term acute care hospital operations during the nine months ended September 30, 2017, which consisted of $108 million in annual revenue. This sets a new record for the Company in the amount of annual revenue acquired in a year.
  Completed a new joint venture with CHRISTUS Health, the Company’s 75th hospital or health system joint venture.

Commenting on the announcement, Keith G. Myers, LHC Group’s chairman and CEO, said, “The strength of our business model and the company-wide commitment to delivering high quality and patient satisfaction were evident once again in the strong organic growth in home health admissions as well as the growth generated from our joint ventures with the country’s leading hospitals and health systems. We have work ahead of us to deliver on the performance we expect from new leadership we brought to our hospice business and to execute on an active pipeline of de novo, acquisition and joint venture opportunities, but we are confident in our 2017 growth expectations and continuing a strong pace for 2018.”

Mr. Myers concluded, “The convergence of value-based healthcare and hospital systems’ needs to improve outcomes and value in home health and hospice place a premium on quality and the ability to address the entire post-acute continuum. These dynamics continue to play to the strengths, experience and culture within our organization as demonstrated by the success of our recent partnerships with CHRISTUS, LifePoint Health and Baptist Memorial.”

CHRISTUS Health Joint Venture
On September 1, 2017, the Company and CHRISTUS Health finalized their previously announced joint venture partnership to enhance home health, hospice, community-based and long-term acute-care services in Louisiana, Texas, Arkansas and Georgia. LHC Group acquired 21 service locations, all of which will continue to operate under their existing names. The joint venture is expected to generate approximately $80 million in annualized revenue and is expected to begin contributing to earnings in 2018.

LifePoint Health Joint Venture
On September 1, 2017, LHC Group completed the third and final phase of its joint venture with LifePoint Health by converting nine remaining locations the Company had managed since January 1, 2017, to owned locations. The joint venture now owns 28 home health and 13 hospice locations and is actively pursuing de novo and acquisition opportunities in both new and existing markets served by LifePoint Health. The 28 home health and 13 hospice locations, which consist of $72 million in annual revenue, were acquired in three phases during 2017. The full effect of the acquired revenue will be realized in 2018.

CMS Final Fiscal Year 2018 Medicare Home Health Prospective Payment System (HH PPS) Rate Update
On November 1, 2017, CMS issued its final rule updating HH PPS, which results in a 0.4% decrease in payment to home health agencies in calendar year 2018, which is consistent with a proposed rule introduced in July 2017. For calendar 2019, CMS decided not to finalize its rule on the Home Health Groupings Model (HHGM) and will take additional time to further engage with stakeholders to move towards a system that shifts the focus from volume of services to a more value based patient-centered model.

Fiscal Year 2017 Guidance
LHC Group raised its issued fiscal year 2017 guidance for net service revenue to be in an expected range of $1.05 billion to $1.06 billion, from the previous range of $1.03 billion to $1.045 billion, and GAAP earnings per diluted share to be in an expected range of $2.35 to $2.40, from the previous range of $2.30 to $2.40.

The Company’s fiscal year 2017 financial guidance includes the expenses of approximately $0.03 per fully diluted share for the third quarter of 2017 related to the CHRISTUS joint venture transaction and one agency closure in Oklahoma. The guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call
LHC Group will host a conference call later today at 11:00 a.m. Eastern time to discuss its third quarter 2017 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on November 13, 2017, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 96827521.

A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and facility-based services. LHC Group operates 324 home health services locations, 92 hospice locations, 12 community-based service locations and 15 long-term acute care hospitals (LTACHs) with eight locations.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES,
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	Sept. 30, 2017	Dec. 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash	$16,922	$3,264
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $26,089 and $29,036, respectively	145,508	124,803
Other receivables	4,705	5,115
Amounts due from governmental entities	830	942
Total receivables, net	151,043	130,860
Prepaid income taxes	4,879	─
Prepaid expenses	11,437	9,821
Other current assets	7,331	5,796
Total current assets	191,612	149,741
Property, building and equipment, net of accumulated depreciation of $41,876 and $35,226, respectively	47,562	43,251
Goodwill	392,689	307,317
Intangible assets, net of accumulated amortization of $12,607 and $10,968, respectively	130,779	102,006
Other assets	2,411	11,756
Total assets	$765,053	$614,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$40,355	$26,805
Salaries, wages, and benefits payable	53,289	34,265
Self-insurance reserve	9,524	10,691
Current portion of long-term debt	261	252
Amounts due to governmental entities	4,564	4,955
Income tax payable	─	3,499
Total current liabilities	107,993	80,467
Deferred income taxes	38,186	31,941
Revolving credit facility	119,000	87,000
Long-term debt, less current portion	93	544
Total liabilities	265,272	199,952
Noncontrolling interest – redeemable	13,206	12,567
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value; 40,000,000 shares authorized; 22,635,322 and 22,429,041 shares issued in 2017 and 2016, respectively	226	224
Treasury stock – 4,890,181 and 4,828,679 shares at cost, respectively	(42,226)	(39,135)
Additional paid-in capital	125,208	119,748
Retained earnings	345,967	314,289
Total LHC Group, Inc. stockholders’ equity	429,175	395,126
Noncontrolling interest – non-redeemable	57,400	6,426
Total equity	486,575	401,552
Total liabilities and equity	$765,053	$614,071

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net service revenue	$272,872	$230,797	$779,700	$679,380
Cost of service revenue	172,856	140,832	488,384	413,561
Gross margin	100,016	89,965	291,316	265,819
Provision for bad debts	3,194	3,275	8,238	11,658
General and administrative expenses	75,669	66,999	221,077	201,296
(Gain) Loss on disposal of assets	(177)	142	(23)	1,389
Operating income	21,330	19,549	62,024	51,476
Interest expense	(995)	(816)	(2,615)	(2,167)
Income before income taxes and noncontrolling interest	20,335	18,733	59,409	49,309
Income tax expense	7,445	6,562	20,410	15,500
Net income	12,890	12,171	38,999	33,809
Less net income attributable to noncontrolling interests	1,984	2,555	7,321	7,043
Net income attributable to LHC Group, Inc.’s common stockholders	$10,906	$9,616	$31,678	$26,766

Earnings per share attributable to LHC Group, Inc.’s common stockholders:
Basic	$0.61	$0.55	$1.79	$1.53
Diluted	$0.61	$0.54	$1.77	$1.52

Weighted average shares outstanding:
Basic	17,740,818	17,588,163	17,704,561	17,546,773
Diluted	18,010,522	17,719,473	17,931,700	17,664,284

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$38,999	$33,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,680	9,024
Provision for bad debts	8,238	11,658
Stock-based compensation expense	4,522	3,518
Deferred income taxes	6,245	6,062
Loss on disposal of assets	(23)	1,389
Impairment of intangibles and other	81	─
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(19,569)	(21,175)
Prepaid expenses and other assets	(3,859)	450
Prepaid income taxes	(4,879)	(2,482)
Accounts payable and accrued expenses	26,038	17,633
Income taxes payable	(3,499)	─
Net amounts due to/from governmental entities	(279)	(2,043)
Net cash provided by operating activities	61,695	57,843

Investing activities:
Purchases of property, building and equipment	(7,944)	(14,576)
Cash paid for acquisitions, primarily goodwill and intangible assets	(61,247)	(20,332)
Other	─	273
Net cash used in investing activities	(69,191)	(34,635)

Financing activities:
Proceeds from line of credit	63,000	38,000
Payments on line of credit	(31,000)	(44,000)
Proceeds from employee stock purchase plan	776	663
Payments on debt	(192)	(156)
Noncontrolling interest distributions	(8,406)	(6,859)
Excess tax benefits from vesting of stock awards	─	1,293
Withholding taxes paid on stock-based compensation	(3,091)	(1,931)
Purchase of additional controlling interest	(184)	─
Sale of noncontrolling interest	251	52
Proceeds from exercise of stock options	─	109
Net cash provided by (used in) financing activities	21,154	(12,829)
Change in cash	13,658	10,379
Cash at beginning of period	3,264	6,139
Cash at end of period	$16,922	$16,518

Supplemental disclosures of cash flow information:
Interest paid	$2,694	$2,329
Income taxes paid	$22,376	$11,390

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2017
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$198,978	$41,291	$12,146	$20,457	$272,872
Cost of service revenue	123,204	27,441	8,971	13,240	172,856
Provision for bad debts	2,661	234	30	269	3,194
General and administrative expenses	55,980	11,263	2,387	6,039	75,669
(Gain) loss on disposal of assets	20	13	─	(210)	(177)
Operating income	17,113	2,340	758	1,119	21,330
Interest expense	(746)	(149)	(50)	(50)	(995)
Income before income taxes and noncontrolling interest	16,367	2,191	708	1,069	20,335
Income tax expense	5,703	931	338	473	7,445
Net income	10,664	1,260	370	596	12,890
Less net income attributable to noncontrolling interests	1,759	273	(21)	(27)	1,984
Net income attributable to LHC Group, Inc.’s common stockholders	$8,905	$987	$391	$623	$10,906
Total assets	$515,562	$156,296	$44,621	$48,574	$765,053

	Three Months Ended September 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$167,529	$35,322	$11,793	$16,153	$230,797
Cost of service revenue	100,057	21,243	9,100	10,432	140,832
Provision for bad debts	2,049	797	190	239	3,275
General and administrative expenses	50,293	9,491	2,263	4,952	66,999
Loss on disposal of assets	20	5	─	117	142
Operating income	15,110	3,786	240	413	19,549
Interest expense	(612)	(90)	(41)	(73)	(816)
Income before income taxes and noncontrolling interest	14,498	3,696	199	340	18,733
Income tax expense	5,133	1,275	83	71	6,562
Net income	9,365	2,421	116	269	12,171
Less net income attributable to noncontrolling interests	1,853	553	─	149	2,555
Net income attributable to LHC Group, Inc.’s common stockholders	$7,512	$1,868	$116	$120	$9,616
Total assets	$425,923	$119,906	$33,549	$34,075	$613,453

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2017
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$575,180	$116,249	$33,807	$54,464	$779,700
Cost of service revenue	352,896	75,187	24,905	35,396	488,384
Provision for bad debts	5,796	1,393	404	645	8,238
General and administrative expenses	165,153	32,404	6,957	16,563	221,077
(Gain) loss on disposal of assets	39	21	─	(83)	(23)
Operating income	51,296	7,244	1,541	1,943	62,024
Interest expense	(1,961)	(393)	(130)	(131)	(2,615)
Income before income taxes and noncontrolling interest	49,335	6,851	1,411	1,812	59,409
Income tax expense	16,712	2,439	602	657	20,410
Net income	32,623	4,412	809	1,155	38,999
Less net income (loss) attributable to noncontrolling interests	6,053	1,038	(7)	237	7,321
Net income attributable to LHC Group, Inc.’s common stockholders	$26,570	$3,374	$816	$918	$31,678

	Nine Months Ended September 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$492,090	$100,051	$32,823	$54,416	$679,380
Cost of service revenue	294,359	61,836	24,656	32,710	413,561
Provision for bad debts	8,122	2,364	488	684	11,658
General and administrative expenses	150,948	27,787	6,557	16,004	201,296
Loss on disposal of assets	811	329	46	203	1,389
Operating income	37,850	7,735	1,076	4,815	51,476
Interest expense	(1,640)	(232)	(106)	(189)	(2,167)
Income before income taxes and noncontrolling interest	36,210	7,503	970	4,626	49,309
Income tax expense	11,026	2,484	413	1,577	15,500
Net income	25,184	5,019	557	3,049	33,809
Less net income (loss) attributable to noncontrolling interests	5,002	1,368	(57)	730	7,043
Net income attributable to LHC Group, Inc.’s common stockholders	$20,182	$3,651	$614	$2,319	$26,766

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Key Data:
Home-Health Services:
Home Health
Locations	320	289	320	289
Acquired	8	6	40	11
De novo	0	1	0	3
Divested/Consolidated	2	2	5	7
Total new admissions	47,841	40,657	142,841	118,730
Medicare new admissions	29,964	26,810	89,789	78,763
Average daily census	43,450	38,511	42,862	38,320
Average Medicare daily census	29,691	27,983	29,527	28,069
Medicare completed and billed episodes	54,003	49,230	159,145	148,195
Average Medicare case mix for completed and billed Medicare episodes	1.10	1.07	1.09	1.05
Average reimbursement per completed and billed Medicare episodes	$2,832	$2,724	$2,790	$2,670
Total visits	1,480,593	1,160,924	4,207,499	3,437,653
Total Medicare visits	1,012,098	856,177	2,912,689	2,526,405
Average visits per completed and billed Medicare episodes	18.7	17.4	18.3	17.0
Organic growth:(1)
Net revenue	10.3%	5.4%	10.3%	6.1%
Net Medicare revenue	4.9%	4.0%	5.6%	4.8%
Total new admissions	6.2%	10.5%	9.7%	8.8%
Medicare new admissions	1.7%	8.1%	5.5%	6.0%
Average daily census	3.7%	1.7%	4.0%	2.3%
Average Medicare daily census	-1.2%	-0.1%	-0.7%	0.8%
Medicare completed and billed episodes	2.0%	0.3%	1.2%	2.1%

Community-Based Services:
Locations	12	11	12	11
Acquired	1	1	1	1
De novo	0	0	0	0
Divested/Consolidated	0	1	0	3
Average daily census	1,933	1,672	1,745	1,631
Billable hours	369,700	354,998	1,056,222	990,129
Revenue per billable hour	$32.85	$33.22	$32.01	$33.15

Hospice-Based Services:
Locations	92	64	92	64
Acquired	6	2	27	9
De novo	0	0	0	0
Divested/Consolidated	1	1	1	2
Admissions	3,438	2,554	9,717	7,540
Average daily census	3,108	2,736	2,988	2,593
Patient days	285,971	251,753	815,755	710,415
Average revenue per patient day	$144	$140	$143	$141

Facility-Based Services:
Long-term Acute Care
Locations	15	8	15	8
Acquired	6	0	6	0
Patient days	14,599	13,499	41,406	42,965
Average revenue per patient day	$1,252	$1,113	$1,132	$1,189

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income attributable to LHC Group, Inc.’s common stockholders	$10,906	$9,616
Add (net of tax):
Disposal costs on closure of underperforming location	129	─
Costs associated with CHRISTUS Health Joint Venture	483	─
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$11,518	$9,616

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
PER DILUTED SHARE
 (Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.61	$0.54

Add:
Disposal costs on closure of underperforming location	0.01	─
Costs associated with CHRISTUS Health Joint Venture	0.02	─
Adjusted net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.64	$0.54

Contact: Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com